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                                                           EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 of our report dated March 18, 1997, on our audits of the financial statements and financial statement schedule of FaxSav Incorporated (formerly Digitran Corporation). We also consent to the reference to our firm under the captions "Experts".


                                             Coopers & Lybrand, L.L.P.

January 8, 1998
Parsippany, New Jersey